FOURTH AMENDMENT TO AMENDED AND RESTATED CREDIT AGREEMENT

     This Agreement, dated as of February 14, 1997 (this "Amendment") is entered into by and among BAIRNCO CORPORATION, a Delaware corporation ("Bairnco"), certain of its Subsidiaries party to the Credit Agreement referred to below (together with Bairnco, hereinafter referred to collectively as the "Borrowers" and individually as a "Borrower"), the several financial institutions parties to this Amendment (collectively, the "Lenders"; individually, a "Lender"), and BANK OF AMERICA ILLINOIS (formerly known as Continental Bank N.A.), as agent for the Lenders (in such capacity, the "Agent").

                                 RECITALS

     The Borrowers, the Lenders and the Agent are parties to an Amended and Restated Credit Agreement dated as of December 17, 1992 (as heretofore amended, supplemented or otherwise modified, the "Credit Agreement"). Capitalized terms used and not otherwise defined or amended in this Amendment shall have the meanings respectively assigned to them in the Credit Agreement.

     The Borrowers have requested that the Lenders and the Agent amend the Credit Agreement in certain respects, and the Lenders and the Agent have agreed to do so, all upon the terms and provisions and subject to the conditions hereinafter set forth, including, without limitation, payment of the amendment fee referred to in Section C below.

                                 AGREEMENT

     In consideration of the foregoing and the mutual covenants and agreement hereinafter set forth, the parties hereto mutually agree as follows:

A.   AMENDMENTS

     1.   Amendments of Section 1.1 (Defined Terms).  Section 1.1
of the Credit Agreement is hereby amended by:

          (a)  deleting therefrom the definition of "Applicable
     Euro Rate Margin" in its entirety and substituting therefor the following:

               "'Applicable Euro Rate Margin' shall mean:

                    (a) 0.375% for each period (i) commencing on the fifth day following delivery by Bairnco to the Agent of the Compliance Certificate for any Fiscal Quarter required under Section 7.1.1(c) showing that the Debt to Capital Ratio for such Fiscal Quarter was less than 35%, and (ii) ending on the earlier of (A) the fifth day following delivery by Bairnco to the Agent of the Compliance Certificate for the next Fiscal Quarter, or
          (B) the date on which Bairnco fails to deliver to the Agent such Compliance Certificate for the next Fiscal Quarter as required under Section 7.1.1(c);

                    (b) .50% for each period (i) commencing on the fifth day following delivery by Bairnco to the Agent of the Compliance Certificate for any Fiscal Quarter required under Section 7.1.1(c) showing that the Debt to Capital Ratio for such Fiscal Quarter was 35% or greater but less than 45%, and (ii) ending on the earlier of (A) the fifth day following delivery by Bairnco to the Agent of the Compliance Certificate for the next Fiscal Quarter, or (B) the date on which Bairnco fails to deliver to the Agent such Compliance Certificate for the next Fiscal Quarter as required under Section 7.1.1(c);

                    (c) .75% for each period (i) commencing on the fifth day following delivery by Bairnco to the Agent of the Compliance Certificate for any Fiscal Quarter required under Section 7.1.1(c) showing that the Debt to Capital Ratio for such Fiscal Quarter was 45% or greater but less than 55%, and (ii) ending on the earlier of (A) the fifth day following delivery by Bairnco to the Agent of the Compliance Certificate for the next Fiscal Quarter, or (B) the date on which Bairnco fails to deliver to the Agent such Compliance Certificate for the next Fiscal Quarter as required under Section 7.1.1(c); and

                    (d) 1.00% for each period (i) commencing on the fifth day following delivery by Bairnco to the Agent of the Compliance Certificate for any Fiscal Quarter required under Section 7.1.1(c) showing that the Debt to Capital Ratio for such Fiscal Quarter was 55% or greater, and (ii) ending on the earlier of (A) the fifth day following delivery by Bairnco to the Agent of the Compliance Certificate for the next Fiscal Quarter, or
          (B) the date on which Bairnco fails to deliver to the Agent such Compliance Certificate for the next Fiscal Quarter as required under Section 7.1.1(c).

          (b)  deleting therefrom the definition of "Applicable
     Reference Rate Margin" in its entirety and substituting therefor the following:

               "'Applicable Reference Rate Margin' shall mean:

                    (a)  0.25% for each period (i) commencing on
          the fifth day following delivery by Bairnco to the Agent of the Compliance Certificate for any Fiscal Quarter required under Section 7.1.1(c) showing that the Debt to Capital Ratio for such Fiscal Quarter was 55% or greater, and (ii) ending on the earlier of (A) the fifth day following delivery by Bairnco to the Agent of the Compliance Certificate for the next Fiscal Quarter, or
          (B) the date on which Bairnco fails to deliver to the Agent such Compliance Certificate for the next Fiscal Quarter as required under Section 7.1.1(c); and

                    (b) zero at all other times."

          (c)  deleting therefrom the definition of "Arlon Loan
     Commitment Amount" in its entirety and substituting therefor the following:

               "'Arlon Loan Commitment Amount' shall mean, at any date $26,000,000 as such amount may be reduced from time to time pursuant to Section 2.2.";

          (d)  deleting therefrom the definition of "Kasco Dollar
     Loan Commitment Amount" in its entirety and substituting therefor the following:

               "'Kasco Dollar Loan Commitment Loan' shall mean, on any date, $3,000,000, as such amount may be reduced from time to time pursuant to Section 2.2."

          (e)  deleting therefrom the definition of "Bairnco Loan
     Commitment Amount" in its entirety and substituting therefor the following:

               "'Bairnco Loan Commitment Amount' shall mean, at any date, $13,000,000, as such amount may be reduced from time to time pursuant to Section 2.2.";

          (f)  deleting from the definition of "Commitment
     Termination Date" the date "August 31, 1999" and substituting therefor the date "December 31, 2001";

          (g)  deleting from the definition of "Cumulative Net
     Income" in its entirety and substituting therefor the following:

               "'Cumulative Net Income' shall mean, at any date of calculation an amount (not less than zero) equal to the sum of the amounts of the net quarterly income and losses of Bairnco and its Subsidiaries on a consolidated basis for the period beginning after December 31, 1996 and ending on the last day of the Fiscal Quarter in which such date of calculation occurs.

          (h)  deleting from the definition of "Maximum Loan
     Commitment Amount" the amount "$42,000,000" and substituting therefor the amount "$45,000,000";

          (i) deleting the definition of "Net Worth" in its entirety and substituting therefor the following:

               "'Net Worth' shall mean with respect to Bairnco and its Subsidiaries at a particular date, an amount equal to the aggregate par value of the outstanding shares of all classes of stock of Bairnco plus paid-in capital in excess of the par value of any shares of stock (excluding the amounts which relate to the cumulative translation adjustment beginning after December 31, 1996) plus retained earnings, less all amounts carried on the books of Bairnco for treasury stock, plus, solely for purposes of Section 7.2.3, Subordinated Debt with no put options in favor of the holder of such Subordinated Debt, on the consolidated balance sheet of Bairnco.

          (j) deleting the definition of "Obligations" in its entirety and substituting the following therefor:

               "'Obligations" shall mean (a) all obligations (monetary or otherwise) of the Borrowers and each other Obligor arising under or in connection with this Agreement, the Notes and each other Loan Document and all Hedging Obligations owed by any Obligor to any Lender, and (b) all Indebtedness owing to a Lender or an Affiliate of a Lender (not to exceed $8,000,000 in the aggregate) in respect of the lines of credit cross collateralized with the Loans as permitted by Subsection 7.2.1(i) hereof.

          (k)  deleting from the definition of "Stated Maturity
     Date" the date "August 31, 1999" and substituting therefor the date "December 31, 2001";

          (l)  adding the following definition:

               "'Debt to Capital Ratio' is defined in Section
               7.2.3."

          (m)  adding the following definition:

                    "'Consolidated Funded Debt' shall mean the sum
               of the amounts indicated for the items 'Short-Term Debt', 'Current Maturities of Long-Term Debt' and 'Long-Term Debt' in the Quarterly Report on Form 10Q for the first three quarterly periods or in the Annual Report on Form 10K of BAIRNCO and its Subsidiaries for the fourth quarterly period."

          (n)  adding the following definition:

               "'Stockholders' Investment' shall mean the sum of the amounts indicated for the item 'Stockholders' Investment' in the Quarterly Report on Form 10Q for the first three quarterly periods or in the Annual Report on Form 10K of BAIRNCO and its Subsidiaries for the fourth quarterly period.

     2.   Amendment of Section 2.2.2 (Reduction of Commitment
Amounts; Mandatory--All Loans and Specific Loans). Section 2.2.2 of the Credit Agreement is hereby amended by deleting such Section in its entirety and substituting therefor the following:

          "SECTION 2.2.2 Mandatory--All Loans and Specific Loans.

               (a) As of the end of business on each date set forth below, the Maximum Loan Commitment Amount shall, without any further action, automatically and permanently be reduced by the amount set forth opposite such date:

                    Date                  Amount
               December 31, 1997        $ 5,000,000
               December 31, 1998        $ 5,000,000
               December 31, 1999        $ 5,000,000
               December 31, 2000        $10,000,000

     provided, however, that on the Commitment Termination Date, the Maximum Loan Commitment Amount shall be zero.

               (b) In order to implement the reductions in the Maximum Loan Commitment Amount contemplated by (a) above, automatic and permanent reductions shall, without any further action, be made to the Bairnco Loan Commitment Amount, the Arlon Loan Commitment Amount and the Kasco Dollar Loan Commitment Amount, as follows:

               (i) As of the end of business on each date set forth below, the Bairnco Loan Commitment Amount shall, without any further action, automatically and permanently be reduced by the amount set forth opposite such date:

                    Date                  Amount
               December 31, 1997        $3,000,000
               December 31, 1999        $2,000,000
               December 31, 2000        $3,000,000

               (ii) As of the end of business on each date set forth below, the Arlon Loan Commitment Amount shall, without any further action, automatically and permanently be reduced by the amount set forth opposite such date:

                    Date                  Amount
               December 31, 1997        $2,000,000
               December 31, 1998        $5,000,000
               December 31, 1999        $2,000,000
               December 31, 2000        $6,000,000

               (iii) As of the end of business on each date set forth below, the Kasco Dollar Loan Commitment Amount shall, without any further action, automatically and permanently be reduced by the amount set forth opposite such date:

                    Date                  Amount
               December 31, 1999        $1,000,000
               December 31, 2000        $1,000,000"

     4.   Amendment of Section 3.3.1 (Commitment Fee).  Section
3.3.1 of the Credit Agreement is hereby amended by deleting such
Section in its entirety and substituting therefor the following:

          The Borrowers jointly and severally agree to pay to the Agent for the account of the Lenders for the period (including any portion thereof when any of its Commitments are suspended by reason of the Borrowers' inability to satisfy any condition of Article V) commencing on the Effective Date and continuing through the final Commitment Termination Date, a commitment fee on each Lender's share of the sum of the average daily unused portion of (x) the Maximum Loan Commitment Amount and
     (y) the Bairnco LC Commitment Amount at a rate equal to:

                    (a) 0.125% for each period (i) commencing on the fifth day following delivery by Bairnco to the Agent of the Compliance Certificate for any Fiscal Quarter required under Section 7.1.1(c) showing that the Debt to Capital Ratio for such Fiscal Quarter was less than 35%, and (ii) ending on the earlier of (A) the fifth day following delivery by Bairnco to the Agent of the Compliance Certificate for the next Fiscal Quarter, or
          (B) the date on which Bairnco fails to deliver to the Agent such Compliance Certificate for the next Fiscal Quarter as required under Section 7.1.1(c);

                    (b) .15% for each period (i) commencing on the fifth day following delivery by Bairnco to the Agent of the Compliance Certificate for any Fiscal Quarter required under Section 7.1.1(c) showing that the Debt to Capital Ratio for such Fiscal Quarter was 35% or greater but less than 45%, and (ii) ending on the earlier of (A) the fifth day following delivery by Bairnco to the Agent of the Compliance Certificate for the next Fiscal Quarter, or (B) the date on which Bairnco fails to deliver to the Agent such Compliance Certificate for the next Fiscal Quarter as required under Section 7.1.1(c);

                    (c) .20% for each period (i) commencing on the fifth day following delivery by Bairnco to the Agent of the Compliance Certificate for any Fiscal Quarter required under Section 7.1.1(c) showing that the Debt to Capital Ratio for such Fiscal Quarter was 45% or greater but less than 55%, and (ii) ending on the earlier of (A) the fifth day following delivery by Bairnco to the Agent of the Compliance Certificate for the next Fiscal Quarter, or (B) the date on which Bairnco fails to deliver to the Agent such Compliance Certificate for the next Fiscal Quarter as required under Section 7.1.1(c); and

                    (d) .25% for each period (i) commencing on the fifth day following delivery by Bairnco to the Agent of the Compliance Certificate for any Fiscal Quarter required under Section 7.1.1(c) showing that the Debt to Capital Ratio for such Fiscal Quarter was 55% or greater, and (ii) ending on the earlier of (A) the fifth day following delivery by Bairnco to the Agent of the Compliance Certificate for the next Fiscal Quarter, or
          (B) the date on which Bairnco fails to deliver to the Agent such Compliance Certificate for the next Fiscal Quarter as required under Section 7.1.1(c).

          Such commitment fees shall be payable by such Borrowers in arrears on each Quarterly Payment Date, commencing with the first such day following the Effective Date, and on each Commitment Termination Date. As among the Lenders, the allocable amount of the commitment fee payable to each Lender shall be computed giving effect to the fact that only Bank of America (and no other Lender) is obligated to provide Loans in respect of the Foreign Loan Commitment and the Foreign Dollar Loan Commitment.

     5.   Amendment of Section 3.3.2 (Letter of Credit Fees).
Section 3.3.2 is hereby amended by deleting therefrom clauses (a) through (d) of the second sentence thereof and substituting therefor the following:

               (a) 0.375% for each period (i) commencing on the fifth day following delivery by Bairnco to the Agent of the Compliance Certificate for any Fiscal Quarter required under
     Section 7.1.1(c) showing that the Debt to Capital Ratio for such Fiscal Quarter was less than 35%, and (ii) ending on the earlier of (A) the fifth day following delivery by Bairnco to the Agent of the Compliance Certificate for the next Fiscal Quarter, or (B) the date on which Bairnco fails to deliver to the Agent such Compliance Certificate for the next Fiscal Quarter as required under Section 7.1.1(c);

               (b) .50% for each period (i) commencing on the fifth day following delivery by Bairnco to the Agent of the Compliance Certificate for any Fiscal Quarter required under
     Section 7.1.1(c) showing that the Debt to Capital Ratio for such Fiscal Quarter was 35% or greater but less than 45%, and
     (ii) ending on the earlier of (A) the fifth day following delivery by Bairnco to the Agent of the Compliance Certificate for the next Fiscal Quarter, or (B) the date on which Bairnco fails to deliver to the Agent such Compliance Certificate for the next Fiscal Quarter as required under Section 7.1.1(c);

               (c) .75% for each period (i) commencing on the fifth day following delivery by Bairnco to the Agent of the Compliance Certificate for any Fiscal Quarter required under
     Section 7.1.1(c) showing that the Debt to Capital Ratio for such Fiscal Quarter was 45% or greater but less than 55%, and
     (ii) ending on the earlier of (A) the fifth day following delivery by Bairnco to the Agent of the Compliance Certificate for the next Fiscal Quarter, or (B) the date on which Bairnco fails to deliver to the Agent such Compliance Certificate for the next Fiscal Quarter as required under Section 7.1.1(c); and

               (d) 1.00% for each period (i) commencing on the fifth day following delivery by Bairnco to the Agent of the Compliance Certificate for any Fiscal Quarter required under
     Section 7.1.1(c) showing that the Debt to Capital Ratio for such Fiscal Quarter was 55% or greater, and (ii) ending on the earlier of (A) the fifth day following delivery by Bairnco to the Agent of the Compliance Certificate for the next Fiscal Quarter, or (B) the date on which Bairnco fails to deliver to the Agent such Compliance Certificate for the next Fiscal Quarter as required under Section 7.1.1(c).

     6. Amendment of Section 7.2.1(i). Section 7.2.1(i) is hereby amended by deleting such Section in its entirety and substituting the following therefor:

               "(i) Indebtedness owing to a Lender or an Affiliate of a Lender in respect of other lines of credit cross-collateralized with the Loans and Obligations contemplated hereby as long as (i) the aggregate amount available to be drawn under such lines of credit does not exceed $10,000,000, and (ii) the aggregate amount at any time outstanding under such lines of credit does not exceed $8,000,000; and"

     7.   Amendment of Section 7.2.3 (Financial Condition).
Section 7.2.3 of the Credit Agreement is hereby amended by deleting such Section in its entirety and substituting therefor the following:

          "SECTION 7.2.3 Financial Condition. The Borrowers will not permit:

               (a) Net Worth. Their Net Worth to be less than the sum of (i) $40,000,000, plus (ii) 60% of Cumulative Net Income plus (iii) 60% of the net cash proceeds of stock sold by Bairnco after December 31, 1996.

               (b) Debt/Capital Test. The ratio for Bairnco and its Subsidiaries of (i) all Consolidated Funded Debt to (ii) the sum of (A) Consolidated Funded Debt, plus (B)
     Stockholders' Investment (the 'Debt to Capital Ratio') to exceed 65%.

               (c) Interest Coverage Ratio. The ratio for Bairnco and its Subsidiaries of (i) consolidated earnings before deducting interest and taxes (excluding non-recurring gains and charges) to (ii) consolidated interest expense for Indebtedness (including, without limitation, Subordinated Debt and Capitalized Lease Liabilities) (the 'Interest Coverage Ratio') to be less than 2.00:1 for any Fiscal Quarter."

     8. Amendment of Section 7.2.5 (Bairnco Restricted Payments, etc.). Section 7.2.5 of the Credit Agreement is hereby amended by deleting the text in its entirety and substituting therefor the text, "Intentionally Omitted".

     9.   Amendment of Section 7.2.6 (Rental Obligations).  Section
7.2.6. of the Credit Agreement by deleting the amount"$20,000,000" and substituting the amount "$10,000,000" therefor.

     10.  Amendments of Section 7.2.9 (Asset Dispositions, etc.).
Section 7.2.9 of the Credit Agreement is hereby amended by deleting therefrom clause (b) thereof in its entirety and substituting therefor the following:

          "(b) the net book value of such assets, together with the net book value of all other assets sold, transferred, leased, contributed or conveyed otherwise than in the ordinary course of business by all Borrowers or any of their Subsidiaries pursuant to this clause after December 31, 1996, does not exceed $5,000,000 in the aggregate for all Borrowers and their Subsidiaries;"

     11. Amendment of Exhibit G (Form of Compliance Certificate). Exhibit G to the Credit Agreement is hereby amended by deleting such Exhibit in its entirety and substituting therefor a new
Exhibit G in the form of Annex I hereto.

B.   REPRESENTATIONS AND WARRANTIES

     The Borrowers hereby represent and warrant to the Agent and the Lenders that:

     1.   No Default has occurred and is continuing; and

     2. The representations and warranties of the Borrowers contained in Article VI of the Credit Agreement are true on and as of the date hereof as if made on and as of said date; provided, however, that each reference to "this Agreement" contained in such
Article VI shall be deemed to be a reference to the Credit Agreement as amended hereby.

C.   CONDITIONS PRECEDENT

     This Amendment will become effective as of the date first written above upon receipt by the Agent of counterparts hereof duly executed by each Borrower, each of the Lenders party to the Credit Agreement and the Agent, provided that contemporaneously with such execution and delivery, the Agent shall have received for the account of the Lenders, an amendment fee in an amount equal to $55,000 to be distributed to the Lenders as set forth below:

     Lender                                  Amount

     Bank of America Illinois               $28,558
     First Union National
       Bank of Florida                       $8,814
     NBD Bank                                $8,814
     Sun Bank, National Association          $8,814

D.   MISCELLANEOUS

     1. This Amendment may be signed in any number of counterparts, each of which shall be an original, with same effect as if the signatures thereto and hereto were upon the same instrument.

     2. Except as herein specifically amended, all terms, covenants and provisions of the Credit Agreement shall remain in full force and effect and shall be performed by the parties hereto in accordance therewith. All references to the "Agreement" or the "Credit Agreement" contained in the Credit Agreement or in the Schedules or Exhibits shall henceforth refer to the Credit Agreement as amended by this Amendment.

     3.   THIS AMENDMENT SHALL BE GOVERNED BY, AND CONSTRUED IN
ACCORDANCE WITH, THE LAWS OF THE STATE OF ILLINOIS, WITHOUT REGARD TO CONFLICT OF LAWS PRINCIPLES.

     IN WITNESS WHEREOF, the parties hereto have executed and delivered this Amendment as of the date first written.


BAIRNCO CORPORATION

By:/s/ J. Robert Wilkinson
Name:  J. Robert Wilkinson
Title: Vice President


ARLON, INC.

By:/s/ J. Robert Wilkinson
Name:  J. Robert Wilkinson
Title: Vice President


KASCO CORPORATION

By:/s/ J. Robert Wilkinson
Name:  J. Robert Wilkinson
Title: Vice President


ATLANTIC SERVICE CO. (UK), LTD.

By:/s/ J. Robert Wilkinson
Name:  J. Robert Wilkinson
Title: Director


BERTRAM & GRAF GMBH

By:/s/ J. Robert Wilkinson
Name:  J. Robert Wilkinson
Title: Director


EUROKASCO S.A.

By:/s/ J. Robert Wilkinson
Name:  J. Robert Wilkinson
Title: Director


BANK OF AMERICA ILLINOIS, as Agent

By:/s/ Steve A. Aronowitz
Name:  Steve A. Aronowitz
Title: Managing Director


BANK OF AMERICA ILLINOIS, as a Lender

By:/s/ Steve A. Aronowitz
Name:  Steve A. Aronowitz
Title: Managing Director


FIRST UNION NATIONAL BANK OF FLORIDA

By:/s/ Billy A. Green
Name:  Billy A. Green
Title: Senior Vice President


NBD BANK

By:/s/ J. Philip Lowman
Name:  J. Philip Lowman
Title: First Vice President


SUNTRUST BANK

By:/s/ J. Brian Lewis
Name:  J. Brian Lewis
Title: Vice President




ANNEX I to Amendment

                                 EXHIBIT G

                            BAIRNCO CORPORATION
                          Compliance Certificate
                             Quarter Ended

     Reference is made to that
certain Amended and Restated Credit Agreement dated as of December 17, 1992, among Bairnco Corporation, certain of its subsidiaries as Borrowers, certain financial institutions as Lenders, and Bank of America Illinois (formerly known as Continental Bank N.A.), as Agent, as amended, supplemented or otherwise modified from time to time (the "Credit Agreement"). Capitalized terms used herein without definition shall have the same respective meanings ascribed thereto in the Credit Agreement.

     Pursuant to Section 7.1.1(c) of
the Credit Agreement, the Borrowers HEREBY CERTIFY THAT:

1.   No Default.  As of the date
     hereof, no Default under the
     Credit Agreement has occurred
     and is continuing, except as
     set forth below (If no
     exceptions, state "None"):

2.   Net Worth (Section 7.2.3(a))

     A.   Net Worth
          (a)  Aggregate Par Value of Outstanding Shares   $
          (b)  Paid-in Capital (excluding cumulative
                 translation adjustment since 12/31/96)    $
          (c)  Retained Earnings                           $
          (d)  Treasury Stock                              $
          (e)  Subordinated Debt with No Put Option        $
          Sum of (a)+(b)+(c)+(e) less (d)                  $

     B.   Cumulative Net Income from 12/31/96              $

     C.   Proceeds of Bairnco Stock since 12/31/96         $

     D.   Credit Agreement Requirements:
          Net Worth (A) not to be less than:
               (1)  $40,000,000 plus
               (2)  60% of Cumulative Net Income (B) plus
               (3)  60% of net cash proceeds of Bairnco
                    stock sold since 12/31/96

     Compliance Indicated . . . . . . . . . . . . . . . . .

3.   Debt to Capital Ratio (Section 7.2.3(b))

     A.   Consolidated Funded Debt                         $
     B.   Stockholders' Investment                         $
     C.   Sum of A + B                                     $
     D.   Ratio of A to A + B
     E.   Credit Agreement Requires Not Greater Than:        65%

     F.   Compliance Indicated  . . . . . . . . . . . . .

4.   Interest Coverage Ratio (Section 7.2.3(c))

     A.   Consolidated Earnings Before Interest
          Expenses and Taxes for the fiscal quarter
          ended, excluding non-recurring
          gains and charges                                $
     B.   Consolidated Interest Expense for
          Indebtedness for the fiscal quarter
          ended                                            $
     C.   Ratio of A to B
     D.   Credit Agreement Requires Not Less Than:         2.00:1

     Compliance Indicated . . . . . . . . . . . . . . . .


IN WITNESS WHEREOF, the undersigned has executed this certificate on behalf
of the Borrowers as of the        day of          ,       .



BAIRNCO CORPORATION


By:


Chief Financial Officer